As filed with the Securities and Exchange Commission on July 20, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SKULLCANDY, INC.

(Exact name of registrant as specified in its charter)

Delaware	3651	56-2362196
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1441 West Ute Boulevard, Suite 250

Park City, Utah 84098

(435) 940-1545

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Mitch Edwards

Chief Financial Officer and General Counsel

Skullcandy, Inc.

1441 West Ute Boulevard, Suite 250

Park City, Utah 84098

(435) 940-1545

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

B. Shayne Kennedy Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 (714) 540-1235	John D. Wilson Shearman & Sterling LLP 525 Market Street, 15th Floor San Francisco, California 94105 (415) 616-1100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-171923)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act :

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common stock, $0.0001 par value	1,094,648	$20.00	$21,892,960	$2,542.00

(1)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the initial public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $185,502,662 on a Registration Statement on Form S-1 (File No. 333-171923), which was declared effective on July 19, 2011. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $21,892,960 is hereby registered, which includes shares issuable upon exercise of the underwriter’s over-allotment option

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (the “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purposes of registering 1,094,648 shares of common stock, par value $0.0001 per share, of Skullcandy, Inc. This 462(b) Registration Statement relates to the initial public offering of common stock contemplated by the Registration Statement on Form S-1 (File No. 333-171923), which was initially filed on January 28, 2011, and which, as amended, was declared effective by the Securities and Exchange Commission on July 19, 2011. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-171923), including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of July, 2011.

SKULLCANDY, INC.

By:		/s/ MITCH EDWARDS
	Name:	Mitch Edwards
	Title:	Chief Financial Officer, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 20th day of July, 2011.

SIGNATURE	TITLE	DATE

/S/ JEREMY ANDRUS Jeremy Andrus	President, Chief Executive Officer and Director	July 20th, 2011

/S/ MITCH EDWARDS Mitch Edwards	Chief Financial Officer (Principal Accounting and Financial Officer) and General Counsel	July 20th, 2011

* Jeff Kearl	Chairman of the Board	July 20th, 2011

* Rick Alden	Director	July 20th, 2011

/S/ DOUG COLLIER Doug Collier	Director	July 20th, 2011

* Joe Ferreira, Jr.	Director	July 20th, 2011

* David Oddi	Director	July 20th, 2011

/S/ SCOTT OLIVET Scott Olivet	Director	July 20th, 2011

* Greg Warnock	Director	July 20th, 2011

*By	/S/ MITCH EDWARDS
	Name:	Mitch Edwards
	Title:	Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included in Registrant’s Registration Statement on Form S-1 (File No. 333-171923) filed with the Commission on January 28, 2011.